                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            ------------------------

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by registrant [X]

Filed by a party other than registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ] Confidential For Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                 LECHTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 LECHTERS, INC.
                               1 CAPE MAY STREET
                        HARRISON, NEW JERSEY 07029-9998
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

     The Annual Meeting of Shareholders of Lechters, Inc. (the "Company") will be held at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, 19th Floor, New York, New York on Thursday, June 18, 1998, at 9:00 a.m., for the following purposes:

          (1) to elect two directors;

          (2) to consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending January 30, 1999;

          (3) to consider and act upon a proposal, declared advisable by the Board of Directors, to approve the 1998 Long-Term Incentive Plan; and

          (4) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on May 1, 1998 as the record date for determining shareholders entitled to notice of and to vote at the meeting. The transfer books of the Company will not be closed.

                                          By Order of the Board of Directors,

                                          IRA S. ROSENBERG,
                                          Secretary
Harrison, New Jersey
May 13, 1998

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

                                 LECHTERS, INC.
                               1 CAPE MAY STREET
                        HARRISON, NEW JERSEY 07029-9998

                                PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Lechters, Inc., a New Jersey corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 18, 1998 and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. This Proxy Statement and related form of proxy were first delivered to shareholders on or about May 13, 1998.

     Only shareholders of record at the close of business on May 1, 1998, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date the Company had outstanding 17,174,286 shares of common stock, no par value (the "Common Stock"), 149,999 shares of Series A Convertible Preferred Stock, $100 par value ("Series A Preferred Stock"), and 50,001 shares of Series B Convertible Preferred Stock, $100 par value ("Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock").(1) The Preferred Stock was issued to Prudential Private Equity Investors III, L.P. ("PPEI") on April 5, 1996.

     On all matters submitted to the shareholders for a vote, holders of the Common Stock are entitled to one vote per share, holders of the Series A Preferred Stock are entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred Stock as of the record date for such vote, and holders of the Series B Preferred Stock have no voting rights. The holders of the Series A Preferred Stock are entitled to vote 2,399,984 shares at the 1998 Annual Meeting of Shareholders. PPEI was the sole holder of all of the outstanding shares of Series A Preferred Stock as of the record date.

     The holders of Series A Preferred Stock, voting separately as a single series to the exclusion of all other series of the Company's capital stock, and with each share of Series A Preferred Stock entitled to one vote, are entitled to elect one Director to serve on the Company's Board of Directors until he is removed from office or his successor is duly elected by the holders of the Series A Preferred Stock. PPEI, as holder of the Series A Preferred Stock, has designated Robert Knox, who has been serving as a Director of the Company since 1986, as the Director to serve on the Company's Board of Directors. His term expires as of the 2000 Annual Meeting of Shareholders.

     Shareholders who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted or by executing a later-dated proxy. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending, in writing, so notifies the Secretary of the meeting at any time prior to the voting of the proxy.

     The Board of Directors does not know of any matter that is expected to be presented for consideration at the meeting, other than (i) the election of directors, (ii) the proposal to ratify the appointment of the independent auditors of the Company for the current fiscal year and (iii) the proposal to approve the 1998 Long-Term Incentive Plan. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

     The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries

---------------

(1) The Preferred Stock is convertible into a number of shares of Common Stock that is computed by multiplying the number of shares of Preferred Stock by $100 and dividing the result by the conversion price then in effect. The conversion price presently in effect is $6.25.

to forward proxies and proxy material to their principals and the Company will reimburse them for their expenses.

     Directors will be elected by a plurality of the votes cast. Approval of the 1998 Long-Term Incentive Plan requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon. All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company listed herein and for the 1998 Long-Term Incentive Plan. Abstentions and broker non-votes will not be considered votes cast.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, based upon total shares outstanding as of the dates listed in the footnotes to the table:

                                                               NUMBER OF SHARES     PERCENT
NAME AND ADDRESS                                              BENEFICIALLY OWNED    OF CLASS
----------------                                              ------------------    --------
Donald Jonas................................................      4,135,710(1)        24.1%
  c/o Lechters, Inc.
  1 Cape May Street
  Harrison, New Jersey 07029
ICM Asset Management, Inc...................................      1,440,850         8.4(2)
  601 W. Main Ave., Suite 600
  Spokane, WA 99201
Franklin Resources, Inc.....................................      1,373,500         8.0(3)
  777 Mariners Island Boulevard
  San Mateo, CA 94404
Dimensional Fund Advisors...................................      1,094,300         6.4(4)
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
FMR Corp....................................................        900,300         5.2(5)
  82 Devonshire Street
  Boston, MA 02109-3614

---------------
(1) As of April 17, 1998. Includes 111,384 shares held by Mr. Jonas' wife, as to which shares Mr. Jonas disclaims beneficial ownership.

(2) ICM Asset Management, Inc., has sole voting power with respect to 917,050 shares and sole dispositive power with respect to all the shares. Based on information as of January 31, 1998, contained in a Schedule 13G filed with the Securities and Exchange Commission.

(3) Franklin Resources, Inc. ("FRI") is the parent of Franklin Advisory Services, Inc., and Charles B. Johnson and Rupert H. Johnson, Jr. are principal shareholders of FRI. FRI and the principal shareholders may be deemed to be the beneficial owners of the stock held by persons and entities advised by Franklin Advisory Services, Inc., which has sole voting and dispositive power over the securities. Based on information as of December 31, 1997, contained in a Schedule 13G filed with the Securities and Exchange Commission.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 1,094,300 shares of Lechters stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(5) FMR Corp. ("FMR") is the parent of Fidelity Management & Research Company ("Fidelity"). Edward C. Johnson 3d and FMR, through its control of Fidelity, and the Fidelity Low-Priced Stock Fund, each has sole power to dispose of and are beneficial owners of 900,300 shares by virtue of Fidelity's position as investment adviser to various investment companies. The power to vote such shares is held by the Board of Trustees of the Fidelity Funds. Edward
    C. Johnson 3d, Chairman of FMR, Abigail P. Johnson, a director of FMR, together with members of the Edward C. Johnson family and trusts for their benefit, are the beneficial owners of the shares by virtue of their ownership and control of FMR. Based on information as of December 31, 1997 contained in a Schedule 13G filed with the Securities and Exchange Commission.

     The following table sets forth information regarding the beneficial ownership of Series A Preferred Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Series A Preferred Stock, based upon total shares outstanding as of April 17, 1998:

                                                               NUMBER OF SHARES    PERCENT
NAME AND ADDRESS                                               BENEFICIAL OWNED    OF CLASS
----------------                                              ------------------   --------
Prudential Private
  Equity Investors III, L.P.................................       149,999           100%
  717 Fifth Avenue
  Suite 1100
  New York, New York 10022

     The following table sets forth information regarding the beneficial ownership of Series B Preferred Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Series B Preferred Stock, based upon total shares outstanding as of April 17, 1998:

                                                               NUMBER OF SHARES    PERCENT
NAME AND ADDRESS                                              BENEFICIALLY OWNED   OF CLASS
----------------                                              ------------------   --------
Prudential Private
  Equity Investors III, L.P.................................        50,001           100%
  717 Fifth Avenue
  Suite 1100
  New York, New York 10022

     Except as noted in the footnotes in the three tables above, the Company believes the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by such beneficial holders.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with each class holding office for a staggered three-year term. The terms of Messrs. Jonas, Lechter, Pfeffer and Westerfield, the Class A Directors, will expire at the Annual Meeting of Shareholders to be held on June 18, 1998; Messrs. Jonas and Westerfield are nominees for reelection as directors at such meeting. The terms of Messrs. Davis, Fischman, Malkin and Matthews, the Class C Directors, will expire in 1999 and the terms of Ms. Manaker and Messrs. Begun, Knox and Wolff, the Class B Directors, will expire in 2000.

     At the meeting, Messrs. Jonas and Westerfield are to be elected directors to hold office until the annual meeting in 2001 and until each of their successors has been elected and qualified. If any nominee listed in the table below should become unavailable for any reason, which management does not now anticipate, the persons named in the proxy solicited by the Board of Directors reserve the right to substitute another person of their choice in his place. All nominees named in the table below are now directors of the Company.

     The following information is furnished with respect to each nominee for director of the Company and each other member of the Board of Directors whose term of office will continue after the Annual Meeting. All such information has been furnished to the Company by such directors.

                                    NOMINEES

                         CLASS A -- TERMS EXPIRING 2001

                                                                CURRENT POSITIONS
                        NAME AND AGE                             WITH THE COMPANY
                        ------------                          ----------------------
Donald Jonas (68)...........................................  Chairman of the Board,
                                                               President and Chief
                                                                Executive Officer
Stephen Westerfield (55)....................................         Director

                         DIRECTORS CONTINUING IN OFFICE

                         CLASS C -- TERMS EXPIRING 1999

                                                                CURRENT POSITIONS
                        NAME AND AGE                             WITH THE COMPANY
                        ------------                          ----------------------
Charles A. Davis (49).......................................         Director
Bernard D. Fischman (83)....................................         Director
Anthony E. Malkin (35)......................................         Director
Norman Matthews (65)........................................         Director

                         CLASS B -- TERMS EXPIRING 2000

                                                                CURRENT POSITIONS
                        NAME AND AGE                             WITH THE COMPANY
                        ------------                          ----------------------
Martin S. Begun (65)........................................         Director
Robert Knox (45)............................................         Director
Roberta S. Maneker (60).....................................         Director
John Wolff (45).............................................         Director

     Donald Jonas has been Chairman of the Board and a director of the Company or its former parent since 1979. Mr. Jonas has been President and Chief Executive Officer since January 16, 1996, and Mr. Jonas previously served as Chief Executive Officer of the Company from January 1984 to January 1994. He is also a director of Dress Barn, Inc.

     Stephen Westerfield has been a director of the Company since 1997. He is the President and Chief Financial Officer of STW International, an international consulting firm in retail and manufacturing.

     Martin S. Begun is the President of MSB Strategies, Inc., a consulting firm in Public Policy Planning. From 1963 to 1997, he was associated with New York University and was Vice President for External Relations of the New York University Medical Center and Associate Dean of its School of Medicine. He has been a director of the Company since 1986.

     Robert Knox became Senior Managing Director of Cornerstone Equity Investors, LLC, a private equity investment firm, in 1996. He was Chairman and Chief Executive Officer of Prudential Equity Investors, Inc. from 1994 to 1996, and was President of that firm from 1984 to 1994. He is also a director of Health Management Associates, Inc. and several private companies. He is a trustee of Boston University. He has been a director of the Company since 1986, and is the designated director of the holder of the Series A Preferred Stock.

     Roberta S. Maneker became a trustee of Oberlin College in 1996 and has been a freelance magazine writer since November 1994. Prior to that time she was Senior Vice President of Marketing and Corporate

Communications at Christie's, an auction house, since 1987. She has been a director of the Company since 1992.

     John Wolff has been a partner of CEW Partners, a New York-based investment firm, since 1984. He has been a director of the Company since 1986, and has served as a part-time consultant to the Company from time to time.

     Anthony E. Malkin has been a director of the Company since December of 1994. He has been President and Chief Operating Officer of W&M Properties, Inc. for more than the last five years.

     Charles A. Davis is a limited partner of Goldman, Sachs & Co., an investment banking firm, and was a general partner of Goldman, Sachs & Co. from 1990 to December 1994. He is also a director of Media General, Inc., US Life Corporation, Merchants Bancshares, Inc., Heilig Meyers Company and the Progressive Corp. He has been a director of the Company since 1989.

     Bernard D. Fischman has been Of Counsel to the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P., which serves as counsel to the Company, since March of 1994. Prior to that time he was a partner in the law firm of Shea & Gould for more than the previous five years. He has been a director of the Company since 1989.

     Norman Matthews has been a retail consultant to the Company since 1989. He is a director of Progressive Corp., Loehmann's, Inc., Toys 'R' Us and Finlay Jewelry. He previously served as a director of Hills Stores Company and Eye Care Centers of America. He has been a director of the Company since 1989.

BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The table below sets forth the beneficial ownership of the Common Stock as of April 17, 1998 by (i) each director and nominee for director, (ii) each of the executive officers named in the "Summary Compensation Table," and (iii) all directors and executive officers of the Company as a group.

                                                                        AMOUNT AND NATURE
                                                                     OF BENEFICIAL OWNERSHIP
                                                                       OF COMMON STOCK AS       PERCENT
             NAME                            POSITION                   OF APRIL 17, 1998       OF CLASS
             ----                            --------                -----------------------    --------
Donald Jonas...................  Chairman of the Board, President           4,135,710(1)          24.1%
                                 and Chief Executive Officer
Anthony E. Malkin..............  Director                                           0
Albert Lechter.................  Director                                       3,000             (12)
Leonard Pfeffer................  Director                                      29,120             (12)
Martin S. Begun................  Director                                       4,900(2)          (12)
Robert Knox....................  Director                                      22,288(2)          (12)
Roberta S. Maneker.............  Director                                       3,900(2)          (12)
John Wolff.....................  Director                                      62,400(2)(3)       (12)
Charles A. Davis...............  Director                                       2,800(2)          (12)
Bernard D. Fischman............  Director                                      58,600(4)          (12)
Norman Matthews................  Director                                     138,702(5)          (12)
Stephen Westerfield............  Director                                      24,000(6)          (12)
Robert Harloe..................  Senior Vice President-Human                   18,311(7)          (12)
                                 Resources
Dennis Hickey..................  Senior Vice President-Stores                  43,632(8)          (12)
Frank O'Neill..................  Senior Vice President-Director                   760             (12)
                                 of Real Estate
James A. Shea..................  Senior Vice President-Marketing               24,771(9)          (12)
                                 and Merchandising
John W. Smolak.................  Senior Vice President and Chief               19,854(10)         (12)
                                 Financial Officer
All directors and executive                                                 4,619,807(11)         26.9%
  officers of the Company as
  a group (17 persons).........

---------------

 (1) Information concerning Mr. Jonas' ownership of Common Stock is set forth under "Principal Shareholders."

 (2) Includes 2,400 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

 (3) Includes 60,000 shares of Common Stock held of record by CEW Partners, the general partner of which is Basil Venture Partners of which Mr. Wolff is a partner. Mr. Wolff disclaims beneficial ownership of such shares.

 (4) Includes 400 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

 (5) Includes 128,702 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

 (6) Includes 4,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

 (7) Includes 18,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

 (8) Includes 38,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

 (9) Includes 18,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

(10) Includes 18,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

(11) Includes 245,102 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

(12) The percentage of shares beneficially owned does not exceed one percent of the outstanding shares on April 17, 1998.

     Except as noted in the footnotes above, the Company believes the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

DIRECTOR COMPENSATION AND ATTENDANCE

     Directors who are not officers of, consultants to or attorneys for the Company receive directors' fees of $1,000 per meeting, plus an annual fee of $10,000.

     Pursuant to a consulting agreement between the Company and Norman Matthews, Mr. Matthews received $50,000 in the fiscal year ended January 31, 1998 for services provided to the Company.

     Pursuant to a consulting agreement between the Company and Leonard Pfeffer, Mr. Pfeffer received approximately $75,000 in the fiscal year ended January 31, 1998 for providing certain advisory services to the Company and refraining from direct or indirect employment in substantial competition with the Company. Mr. Pfeffer will receive $75,000 annually until the expiration of the agreement in 2002. The Company maintains life insurance coverage for Mr. Pfeffer so that upon the death of such executive the Company will receive from the insurance proceeds a sum approximately sufficient to offset the aggregate benefits payable under such consulting agreement. Pursuant to a June 15, 1995 amendment to the consulting agreement, Mr. Pfeffer may participate in the Company's group life, medical and dental insurance plans until 2002. In addition, the Company will maintain a split-dollar life insurance policy for the life of Mr. Pfeffer (under the split-dollar policy, the Company is entitled to receive from the cash surrender value or death benefit a sum equal to the premium costs incurred by the Company to maintain the policy, with the remainder going to a beneficiary chosen by the insured).

     Pursuant to a consulting agreement between the Company and Albert Lechter, Mr. Lechter received approximately $100,000 in the fiscal year ended January 31, 1998, for providing certain advisory services to the Company and refraining from direct or indirect employment in substantial competition with the Company. Mr. Lechter will receive $100,000 annually until the expiration of the agreement in 2003. The Company maintains life insurance coverage for Mr. Lechter so that upon the death of such executive the Company will receive from the insurance proceeds a sum approximately sufficient to offset the aggregate benefits payable under such consulting agreement. Pursuant to a June 15, 1995 amendment to the consulting agreement, Mr. Lechter may participate in the Company's group life, medical and dental insurance plans until 2003, and will receive a car allowance and secretarial and office services for that period. In addition, the Company will maintain a split-dollar life insurance policy for the life of Mr. Lechter.

     The Board of Directors held four meetings during the fiscal year ended January 31, 1998. During such fiscal year, none of the directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

BOARD COMMITTEES AND MEMBERSHIP

     The Company has an Executive Committee consisting of Charles A. Davis, Donald Jonas, Robert Knox and John Wolff, which is empowered to exercise all powers of the Board of Directors in the management of the affairs of the Company with certain exceptions. The Executive Committee held no meetings during the fiscal year ended January 31, 1998.

     The Company has an Audit Committee, consisting of Martin S. Begun, Robert Knox and John Wolff, which reviews the scope and results of the independent accountants' examination and related fees, the internal audit activity of the Company and other pertinent auditing and internal control matters. The Audit Committee held three meetings during the fiscal year ended January 31, 1998.

     The Company has a Compensation Committee, consisting of Martin S. Begun, Bernard D. Fischman and Roberta S. Maneker. The Compensation Committee has the authority to review all matters relating to the personnel of the Company. The Compensation Committee held no formal meetings during the fiscal year ended January 31, 1998 but acted on written approvals.

     The Company does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

     The following table contains information about the compensation paid by the Company for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer of the Company and each of the four most highly paid executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                         --------------------------------   ------------------------
                                                                              AWARDS       PAYOUTS
                                                                            ----------    ----------
                                                                OTHER       SECURITIES
                                                                ANNUAL      UNDERLYING                  ALL OTHER
          NAME AND              YEAR      SALARY    BONUS    COMPENSATION    OPTIONS         LTIP      COMPENSATION
     PRINCIPAL POSITION         ENDED      ($)       ($)         ($)           (#)        PAYOUTS($)       ($)
     ------------------        -------   --------   ------   ------------   ----------    ----------   ------------
Donald Jonas.................  1/31/98     60,000       --      21,250(1)         --            --       163,159(2)(4)(5)
Chairman of the Board,          2/1/97     60,000       --      20,623            --            --       153,851
President and Chief             2/3/96     60,000       --      28,476            --            --       140,413
Executive Officer
Robert J. Harloe.............  1/31/98    191,350   12,500      10,999(3)     50,000            --         1,853(2)(4)
Senior Vice President-          2/1/97    184,712   12,500      10,999            --            --         1,508
Human Resources                 2/3/96    169,962    8,250          --        70,000            --       145,776
Dennis Hickey................  1/31/98    221,594   12,500      10,999(3)     50,000            --         1,371(2)(4)
Senior Vice President-          2/1/97    214,120   12,500      10,999            --            --         3,531
Stores                          2/3/96    207,939   35,000          --        70,000            --         2,077
Frank O'Neill (6)............  1/31/98    235,595   12,500       9,597(3)         --            --           504(2)
Senior Vice President-          2/1/97    272,797   12,500      10,999            --            --         3,399
Director of Real Estate         2/3/96    264,885   25,000          --       101,000            --         2,087
James A. Shea................  1/31/98    308,954   12,500      10,999(3)    100,000            --         2,541(2)(4)
Senior Vice President-          2/1/97    298,536   30,000      10,999            --            --        71,346
General Merchandising           2/3/96    290,014       --          --        70,000            --        77,184
Manager
John W. Smolak...............  1/31/98    258,582   12,500      10,999(3)     50,000            --         3,164(2)(4)
Senior Vice President and       2/1/97    249,617   12,500      10,999            --            --        39,065
Chief Financial Officer         2/3/96    216,737       --          --        70,000            --       134,982

---------------
(1) Represents the cost to the Company of providing Mr. Jonas with transportation services.

(2) Includes insurance premiums paid by the Company with respect to term life insurance for each of the named executive officers.

(3) Represents automobile allowances paid by the Company.

(4) Includes matching contributions under the Company's 401(k) plan of $1,103 for Mr. Jonas, $1,349 for Mr. Harloe, $867 for Mr. Hickey, $2,037 for Mr. Shea and $2,660 for Mr. Smolak.

(5) Includes insurance premiums in the amount of $161,532 paid by the Company with respect to split-dollar life insurance policies for the benefit of Mr. Jonas on the lives of Mr. Jonas and his wife. Mr. Jonas' designee is the owner of the policies and the owner has the right to designate the beneficiary thereunder.

    In the event of the death of Mr. Jonas or his wife, the beneficiary receives the death benefit and in the event of the policy cancellation, the owner receives the cash surrender value. However, both the death benefit and the cash surrender value are subject to the right of the Company to receive a sum equal to the aggregate premium cost incurred by the Company for the maintenance of the policies.

(6) Mr. O'Neill resigned as Senior Vice President-Director of Real Estate effective November 14, 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF
                                                                                               STOCK PRICE
                                                                                            APPRECIATION FOR
                                                       INDIVIDUAL GRANTS                       OPTION TERM
                                        -----------------------------------------------   ---------------------
                                        NUMBER OF    % OF TOTAL
                                        SECURITIES    OPTIONS/
                                        UNDERLYING      SARS
                                         OPTIONS     GRANTED TO   EXERCISE
                                           SARS      EMPLOYEES    OR BASE
                                         GRANTED     IN FISCAL     PRICE     EXPIRATION
                 NAME                      (#)          YEAR       ($/SH)       DATE        5%($)      10%($)
                 ----                   ----------   ----------   --------   ----------   ---------   ---------
Donald Jonas..........................        --          --          --            --          --          --
Robert J. Harloe......................    50,000         9.9       5.125      10/24/02     156,065     400,290
Dennis Hickey.........................    50,000         9.9       5.125      10/24/02     156,065     400,290
Frank O'Neill.........................        --          --          --            --          --          --
James A. Shea.........................   100,000        19.8       5.125      10/24/02     312,130     800,580
John W. Smolak........................    50,000         9.9       5.125      10/24/02     156,065     400,290

     Options granted under the Company's 1989 Incentive Stock Option Plan are granted at market value on the date and are exercisable at a rate of 20% per year over a five-year period commencing with the date of grant.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                SHARES                            YEAR-END(#)               FISCAL YEAR-END($)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Donald Jonas................        --            --            --              --           --             --
Robert J. Harloe............        --            --        18,000          92,000          500            750
Dennis Hickey...............        --            --        38,000          92,000          500            750
Frank O'Neill...............    15,200        19,948            --              --           --             --
James A. Shea...............        --            --        18,000         142,000          500            750
John W. Smolak..............        --            --        18,000          92,000          500            750

BOARD REPORT ON EXECUTIVE COMPENSATION

     The principal objectives of the Company's compensation program are to attract and retain qualified executives and to provide incentives for such executives to enhance the profitability and growth of the Company and thus enhance shareholder value.

     During the fiscal year ended January 31, 1998, the Company's executive compensation program was administered by the Board of Directors. The executive compensation program consists principally of base salaries and long-term incentives.

     The following describes components of the Company's executive compensation program and the related factors considered by the Board in determining compensation:

     Base Salaries. Base salaries are determined after evaluating a number of factors, including local market conditions, job performance and amounts paid to executives with comparable experience, qualifications and responsibilities at other retailers. No formal weighting is given to these factors and determination of the increase is entirely within the discretion of each member of the Board. Base salaries for the named executive officers were increased by an average of 3.5% in 1997. Compensation payable to certain employees is deferred (as described below), lowering the base salaries currently payable to such employees.

     Bonuses. Bonuses in the amount of $12,500 were paid to each of the named executive officers except Mr. Jonas during 1997, in recognition of achievements.

     Other Compensation. In order to lower the base salaries currently payable to certain employees, thereby conserving the Company's working capital, the Company has entered into deferred compensation agreements with certain employees whereby compensation is deferred until termination of employment with the Company. The deferred compensation agreements provide, in part, that if the employee has attained the age of 56 or older on the date of his termination of employment, the Company will pay to the employee certain compensation for a period of 10 years. The annual amount payable by the Company increases 10% for each year of service after age 56 with the maximum amount payable if the employee retires at age 65 or older. Certain of the deferred compensation agreements require that the individual provide advisory services to the Company and to refrain from substantial competition with the Company during this 10 year period after retirement. The Company believes that deferred compensation agreements such as these encourage employees of the Company to remain employed by or associated with the Company. The Company maintains life insurance coverage for each eligible executive so that upon the death of such executive the Company will recover from the insurance proceeds a sum approximately sufficient to offset the aggregate benefits payable under each agreement.

     Long-Term Incentive Compensation. The Company's long-term incentive compensation program consists principally of stock options which generally vest over a number of years. Options were granted during 1997 to Messrs. Harloe, Hickey, Shea and Smolak. The number of shares of Common Stock subject to an executive's stock option grant is determined with reference to the responsibility and experience of the executive and competitive conditions. By aligning the financial interests of the Company's executives with those of the Company's shareholders, these equity awards are intended to be directly related to the creation of value for shareholders of the Company. The deferred vesting provisions are designed to create an incentive for the individual executive to remain with the Company.

     Benefits. The Company offers basic benefits, such as medical, life and disability insurance comparable to those provided by other similar companies.

     Chief Executive Officer. The relatively low compensation paid to Donald Jonas, the Chief Executive Officer of the Company during the fiscal year ended January 31, 1998, in comparison to compensation paid to chief executive officers of other comparable retailers, results from such officer's request that he not receive higher compensation. Mr. Jonas and the Board of Directors believe that, since Mr. Jonas is the largest single shareholder of the Company, his interests and those of the other shareholders are aligned, and therefore Mr. Jonas has sufficient incentive to want to maximize shareholder value. In addition, Mr. Jonas is a party to a consulting agreement with the Company which provides that, upon retirement at age 65 or older, Mr. Jonas will, for a period of 10 years, be annually paid $100,000 and be provided with (or be paid the cash equivalent of) certain services including a secretary, office, driver and car, in return for his providing certain advisory services to the Company and refraining from direct or indirect employment in substantial competition with the Company. During the fiscal year ended January 31, 1998, no payment was made under such consulting agreement. The Company maintains life insurance coverage for Mr. Jonas to fund the aggregate benefits payable under such consulting agreement. Pursuant to a June 15, 1995 amendment to the consulting agreement, Mr. Jonas may participate in the Company's group life, medical and dental insurance plans, and will receive a car allowance, a driver and secretarial services. In addition, the Company will maintain split-benefit life insurance policies for the lives of Mr. Jonas and his wife.

SUBMITTED BY THE BOARD OF DIRECTORS:

Donald Jonas                             Robert Knox
Albert Lechter                           Roberta S. Maneker
Anthony E. Malkin                        John Wolff
Leonard Pfeffer                          Charles A. Davis
Martin S. Begun                          Bernard D. Fischman
Norman Matthews                          Stephen Westerfield

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's executive compensation program was administered by the Board of Directors during the fiscal year ended January 31, 1998. All members of the Board participated in deliberations concerning executive officer compensation, including Mr. Jonas.

                      EMPLOYMENT AND CONSULTING AGREEMENTS

     The Company's consulting agreements with Messrs. Lechter and Pfeffer are discussed under "Director Compensation and Attendance." The Company's consulting agreement with Mr. Jonas is discussed under "Board Report on Executive Compensation."

                              CERTAIN TRANSACTIONS

     A subsidiary of the Company operates two stores in buildings in which Mr. Jonas has an interest. A subsidiary of the Company operates four stores in buildings which are managed by a company with whom Mr. Malkin is affiliated and in which Mr. Malkin's father has an interest. The Company believes that the terms of these leases are comparable to other similar leases to which the Company is a party. Mr. Fischman is Of Counsel to the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P., which serves as counsel to the Company.

PERFORMANCE GRAPH

     The following graph illustrates, for the period from January 30, 1993 through January 31, 1998, the cumulative total shareholder return (including reinvestment of dividends) of $100 invested in (i) the Common Stock, (ii) the Total Return Index for the NASDAQ Stock Market (U.S. companies) and (iii) the Total Return Industry Index for NASDAQ Retail Trade Stocks.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                   FOR THE FIVE YEARS ENDED JANUARY 31, 1998

                                                           THE NASDAQ
        MEASUREMENT PERIOD                                STOCK MARKET        NASDAQ RETAIL
      (FISCAL YEAR COVERED)         'LECHTERS, INC.'          (US)            TRADE STOCKS
1993                                    100.0000            100.0000            100.0000
1994                                     72.8395            115.0068            107.2798
1995                                     84.8765            109.7196             94.5823
1996                                     26.5432            155.0670            106.8990
1997                                     19.4444            203.2811            131.4618
1998                                     25.0000            240.4425            153.8376

                         1998 LONG-TERM INCENTIVE PLAN

     At its meeting on April 14, 1998, the Board of Directors adopted the 1998 Long-Term Incentive Plan (the "Plan"), which will become effective upon approval by the shareholders.

     The following is a summary of the material features of the Plan and is qualified in its entirety by reference to the Plan.

PURPOSE OF THE PLAN

     The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company's shareholders and customers. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

EFFECTIVE DATE AND DURATION

     The Plan will become effective upon approval by the shareholders and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all shares subject to the Plan shall have been purchased or acquired.

AMENDMENTS

     The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

ADMINISTRATION OF THE PLAN

     The Plan will be administered by a committee of the Board consisting solely of two or more members of the Board (the "Committee").

SHARES SUBJECT TO THE PLAN

     The Plan authorizes the grant of up to 1,000,000 shares of Lechters, Inc. common stock. Shares underlying awards that lapse or are forfeited or awards that are not paid in shares may be reused for subsequent awards. Only the number of shares issued net of shares tendered for exercise shall be deemed issued under the Plan. Shares may be authorized but unissued shares of common stock, treasury shares or shares purchased on the open market. The market value of Company common stock as of January 31, 1998 was $5.0625 per share.

     If any corporate transaction occurs that causes a change in the capitalization of the Company, the Committee shall make such adjustments to the outstanding awards and the shares of stock that may be delivered under the Plan as it deems appropriate and equitable to prevent dilution or enlargement of rights.

ELIGIBILITY AND PARTICIPATION

     Persons eligible to participate in the Plan include all officers, key employees and directors of the Company and its subsidiaries, consultants and advisors to the Company and its subsidiaries and other persons or entities providing goods or services to the Company and its subsidiaries, in each case as determined by the Committee. It is anticipated that the approximate number of persons who will be eligible initially to participate under the Plan will be 1,000.

GRANTS UNDER THE PLAN

     The Plan permits the grant of Nonqualified Stock Options (NQSO), Incentive Stock Options (ISO), Stock Appreciation Rights (SAR), Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other awards.

CHANGE IN CONTROL

     Upon a change in control, as defined in the Plan,

          (a) Any and all options and SARs granted under the Plan shall become immediately exercisable;

          (b) Restricted stock shall become immediately vested in full, and restricted stock units shall be paid out in cash; and

          (c) The target payout opportunity attainable under all outstanding awards of performance units and performance shares shall be deemed to have fully earned for the entire performance period(s); performance shares shall be paid out in shares and performance units in cash.

AWARD INFORMATION

     It is not possible at this time to determine awards that will be made pursuant to the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the federal tax consequences related to options to be awarded under the Plan.

1.  CONSEQUENCES TO THE OPTIONHOLDER

     Grant. There are no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or NQSOs under the Plan.

     Exercise. The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the ISO no later than three months following the termination of the optionholder's employment with the Company. However, such exercise may give rise to alternative minimum tax liability (see "Alternative Minimum Tax" below).

     Upon the exercise of a NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Company common stock at the time of exercise over the amount paid therefor by the optionholder as the exercise price. The ordinary income recognized in connection with the exercise by an optionholder of a NQSO will be subject to both wage and employment tax withholding.

     The optionholder's tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a NQSO, the amount of ordinary income, if any, recognized by the optionholder upon exercise thereof.

     Qualifying Disposition. If an optionholder disposes of shares of Company common stock acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such shares (generally the option exercise price).

     Disqualifying Disposition. If the optionholder disposes of shares of Company common stock acquired upon the exercise of an ISO (other than in certain tax-free transactions) within two years from the date on which the ISO was granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of each such share's fair market value on the date of exercise over the exercise price paid by the optionholder, or (ii) the optionholder's actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized on a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise of the shares of Company common stock purchased by the optionholder under the option, the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), the loss will be a capital loss.

     Other Disposition. If an optionholder disposes of shares of Company common stock acquired upon exercise of a NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder's basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of Company common stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of Company common stock were held for more than one year from the date such shares were transferred to the optionholder (lower tax rates will apply if the shares were held for more than 18 months.)

     Alternative Minimum Tax. Alternative minimum tax ("AMT") is payable if and to the extent the amount thereof exceeds the amount of the taxpayer's regular tax liability, and any AMT paid generally may be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income; generally regular taxable income as adjusted for tax preferences and other items are treated differently under the AMT.

     For AMT purposes, the spread upon exercise of an ISO (but not a NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of Company common stock at such time for subsequent AMT purposes. However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

2.  CONSEQUENCES TO THE COMPANY

     There are no federal income tax consequences to the Company by reason of the grant of ISOs or NQSOs or the exercise of an ISO (other than disqualifying dispositions).

     At the time the optionholder recognizes ordinary income from the exercise of a NQSO, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above). To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

     The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a NQSO. The Company will be required to withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of NQSOs.

3.  OTHER TAX CONSEQUENCES

     The foregoing discussion is not a complete description of the federal income tax aspects of ISOs and NQSOs under the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     Approval of the Plan requires the affirmative vote of a majority of the votes cast by holders of shares entitled to vote thereon. If a choice has been specified by a shareholder by means of a ballot or the proxy, the shares of stock will be voted accordingly. If no choice has been specified, the shares will be voted "FOR" the proposal.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of Deloitte & Touche LLP, independent auditors, has audited the books and records of the Company since 1975 and the Board of Directors desires to continue the services of this firm for the current fiscal year. Accordingly, the Board of Directors recommends that the shareholders ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP to audit the books and accounts of the Company for the current fiscal year.

     Representatives of Deloitte & Touche LLP are expected to be available at the Annual Meeting of Shareholders to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders of the Company wishing to include proposals in the proxy material for the annual meeting of the Company to be held in 1999 must submit the same in writing so as to be received at the executive office of the Company on or before January 13, 1999. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

     THE COMPANY WILL PROVIDE ANY SHAREHOLDER OF RECORD AT THE CLOSE OF BUSINESS ON MAY 1, 1998, WITHOUT CHARGE, UPON WRITTEN REQUEST TO ITS SECRETARY AT 1 CAPE MAY STREET, HARRISON, NEW JERSEY 07029, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1998.

                                          By Order of the Board of Directors,

                                          IRA S. ROSENBERG,
                                          Secretary

May 13, 1998

                                 LECHTERS, INC.
                          1998 LONG-TERM INCENTIVE PLAN


ARTICLE 1.        ESTABLISHMENT, PURPOSE AND DURATION

         1.1 Establishment of the Plan. Lechters, Inc., a New Jersey corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Lechters, Inc. 1998 Long-Term Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options (NQSO), Incentive Stock Options (ISO), Stock Appreciation Rights (SAR), Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other awards.

         The Plan shall become effective when approved by the shareholders at the Annual Meeting on June 18, 1998 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

         1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders and customers.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

         1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

ARTICLE 2.        DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

         2.1 "Award" means, individually or collectively, a grant under the Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or any other type of award permitted under Article 10 of the Plan.

         2.2 "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

         2.3 "Base Value" of an SAR shall have the meaning set forth in Section
7.1 herein.

         2.4 "Board" or "Board of Directors" means the Board of Directors of the Company.

         2.5 "Change in Control" means the earliest of the following to occur:
(a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company,
(ii) any acquisition by the Company or any subsidiary thereof, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph (c) below; or (b) individuals who, as of January 1, 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however that any individual becoming a director subsequent to January 1, 1998, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or (c) the effective date of a reorganization, merger or consolidation of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportion as their ownership, immediately prior to such Business Combination, of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (d) the effective date of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition (A) 80% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Voting Securities, (B) less than 20% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

         2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.7 "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.

         2.8 "Company" means Lechters, Inc., a New Jersey corporation, or any successor thereto as provided in Article 17 herein.

         2.9 "Director" means any individual who is a member of the Board of Directors of the Company.

         2.10 "Dividend Equivalent" means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.

         2.11 "Eligible Person" means a Person who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

         2.12 "Employee" means any full-time or regularly-scheduled part-time employee of the Company or of the Company's Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

         2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         2.14 "Exercise Period" means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

         2.15 "Fair Market Value" of the Company's common stock on a Trading Day shall mean the last reported sale price for common stock or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the common stock for such Trading Day, in either case on the principal national securities exchange on which the common stock is listed or admitted to trading, or if the common stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the common stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the common stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if the common stock is not listed on NASDAQ or a comparable system, the closing sale price of the common stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the common stock selected from time to time by the Company for that purpose. In addition, for purposes of this definition, a "Trading Day" shall mean, if the common stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of common stock was effected on such exchange on such business day, or, if the common stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the common stock. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day. In the event the Company's common stock is not publicly traded, the Fair Market Value of such common stock shall be determined by the Committee in good faith.

         2.16 "Freestanding SAR" means an SAR that is granted independently of any Option.

         2.17 "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and satisfies the requirements of Section 422 of the Code.

         2.18 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

         2.19 "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

         2.20 "Option Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

         2.21 "Participant" means an Eligible Person who has outstanding an Award granted under the Plan.

         2.22 "Performance Period" means the time period during which Performance Unit/Performance Shares performance goals much be met.

         2.23 "Performance Share" means an Award described in Article 9 herein.

         2.24 "Performance Unit" means an Award described in Article 9 herein.

         2.25 "Period of Restriction" means the period during which the transfer of Restricted Stock is limited in some way, as provided in Article 8 herein.

         2.26 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a "group" in Section 13(d) thereof.

         2.27 "Plan" means the Lechters, Inc. 1998 Long-Term Incentive Plan.

         2.28 "Restricted Stock" means an Award described in Article 8 herein.

         2.29 "Restricted Stock Unit" means an Award described in Article 8 herein.

         2.30 "Shares" means the shares of common stock, no par value, of the Company.

         2.31 "Stock Appreciation Right" or "SAR" means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein. Each SAR shall be denominated in terms of one Share.

         2.32 "Subsidiary" means any corporation that is a "subsidiary corporation" of the Company as that term is defined in Section 424(f) of the Code.

         2.33 "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall be similarly canceled).

ARTICLE 3.        ADMINISTRATION

         3.1 The Committee. The Plan shall be administered by a committee (the "Committee") consisting solely of two or more members of the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

         3.2 Authority of the Committee. The Committee shall have full power except as limited by law, the Articles of Incorporation and the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the Eligible Persons to receive Awards; to determine the size and types of Awards; to determine the terms and conditions of such Awards; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) to amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

         3.3 Restrictions on Distribution of Shares and Share Transferability. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Securities Act of 1933) and applicable requirements of any securities exchange or similar entity and unless the Participant's tax obligations have been satisfied as set forth in Article 16. The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

         3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Eligible Persons, Employees, Participants and their estates and beneficiaries.

         3.5 Costs. The Company shall pay all costs of administration of the Plan.


ARTICLE 4.        SHARES SUBJECT TO THE PLAN

         4.1 Number of Shares. Subject to Section 4.2 herein, the maximum number of Shares available for grant under the Plan shall be one million (1,000,000). Shares underlying lapsed or forfeited Awards, or Awards that are not paid in Shares, may be reused for other Awards; if the

Option Exercise Price is satisfied by tendering Shares, only the number of Shares issued net of the Shares tendered shall be deemed issued under the Plan. The maximum number of shares that may be issued for Options shall be one million (1,000,000) Shares. Shares granted pursuant to the Plan may be (i) authorized but unissued Shares of Common Stock, (ii) Treasury Shares or (iii) Shares purchased on the open market.

         4.2 Adjustments in Authorized Shares and Awards. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, share combination, share exchange or other change in the corporate structure of the Company affecting the Awards of the Shares, such adjustment shall be made in the outstanding Awards, the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of
Section 422 of the Code.


ARTICLE 5.        ELIGIBILITY AND PARTICIPATION
1
         5.1 Eligibility. Persons eligible to participate in the Plan ("Eligible Persons") include all officers, key employees and directors of the Company and its Subsidiaries, consultants and advisors to the Company and its Subsidiaries and other persons or entities providing goods or services to the Company and its Subsidiaries, in each case as determined by the Committee.

         5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted.

ARTICLE 6.        STOCK OPTIONS

         6.1 Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

         The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options. The Committee may grant ISOs, NQSOs or a combination thereof.

         6.2 Option Award Agreement. Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, the term of the Option, the number of Shares to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents. The Option Award Agreement shall also specify whether the Option is intended to be an ISO or a NQSO.

         The Option Exercise Price for each Share purchasable under any ISO granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the Fair Market Value per Share at the date the Option is granted; and provided, further, that in the case of an ISO granted to a person who, at the time such ISO is granted, owns shares of stock of the Company or of any Subsidiary which possess more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Company or of any Subsidiary, the Option Exercise Price for each Share shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per Share at the date the Option is granted. The Option Exercise Price will be subject to adjustment in accordance with the provisions of Section
4.2 of the Plan.

         No ISO by its terms shall be exercisable after the expiration of ten
(10) years from the date of grant of the Option; provided, however, in the case of an ISO granted to a person who, at the time such Option is granted, owns shares of stock of the Company or of any Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Company or of any Subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

         No ISO may be granted after the expiration of ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

         6.3 Exercise of and Payment for Options. Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve.

         A Participant may exercise an Option at any time during the Exercise Period. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provision for full payment for the Shares.

         The Option Exercise Price shall be payable: (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Exercise Price), (c) by broker-assisted cashless exercise or (d) by a combination of (a), (b) and/or (c).

         As soon as practicable after receipt of a written notification of exercise of an Option and provision for full payment therefor, there shall be delivered to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

         6.4 Termination. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with, service on the Board of, or other relationship with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Option Award Agreement entered into with Participants, need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

         6.5 Transferability of Options. Except as otherwise determined by the Committee, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. ISOs are not transferable.


ARTICLE 7.        STOCK APPRECIATION RIGHTS

         7.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

         The Committee shall have complete discretion in determining the number of SARs granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

         The Base Value of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The Base Value of Tandem SARs shall equal the Option Exercise Price of the related Option.

         7.2 SAR Award Agreement. Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value, the term of the SAR, the Exercise Period and such other provisions as the Committee shall determine.

         7.3 Exercise and Payment of SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

         Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Exercise Price of the ISO.

         Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

         A Participant may exercise an SAR at any time during the Exercise Period. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

         (a) the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Base Value multiplied by

         (b) the number of Shares with respect to which the SAR is exercised.

         At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof.

         7.4 Termination. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with, service on the Board of, or other relationship with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the SAR Award Agreement entered into with Participants, need not be uniform among all SARs granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

         7.5 Transferability of SARs. Except as otherwise determined by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative and no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 8.        RESTRICTED STOCK AND RESTRICTED STOCK UNITS

         8.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock and/or Restricted Stock Units may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

         The Committee shall have complete discretion in determining the number of shares of Restricted Stock and/or Restricted Stock Units granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

         8.2 Restricted Stock/Restricted Stock Unit Award Agreement. Each grant of Restricted Stock and/or Restricted Stock Units grant shall be evidenced by a Restricted Stock and/or Restricted Stock Unit Award Agreement that shall specify the number of shares of Restricted Stock and/or Restricted Stock Units granted, the initial value (if applicable), the Period or Periods of Restriction, and such other provisions as the Committee shall determine.

         8.3 Transferability. Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement. All rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

         8.4 Certificate Legend. Each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend substantially as follows:

         "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in Lechters, Inc. 1998 Incentive Plan and in a Restricted Stock Award Agreement. A copy of such Plan and such Agreement may be obtained from Lechters, Inc."

         The Company shall have the right to retain the certificates representing Restricted Stock in the Company's possession until such time as all restrictions applicable to such Shares have been satisfied.

         8.5 Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to have any legend referred to in Section 8.4 removed from the Participant's stock certificate. Payment of Restricted Stock Units shall be made after the last date of the period of Restriction applicable thereto. The Committee, in its sole discretion, may pay Restricted Stock Units in cash or in shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the Restricted Stock Units.

         8.6 Voting Rights. During the Period of Restriction, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares.

         8.7 Dividends and Other Distributions. Subject to the Committee's right to determine otherwise at the time of grant, during the Period of Restriction, Participants holding Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held. All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant promptly after the full vesting of the Restricted Stock with respect to which such distributions were made.

                  Rights, if any, to Dividend Equivalents on Restricted Stock Units shall be established by the Committee at the time of grant and set forth in the Award Agreement.

         8.8 Termination. Each Restricted Stock/Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Stock and/or a Restricted Stock Unit payment following termination of the Participant's employment with, service on the Board of, or other relationship with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock/Restricted Stock Units or among Participants and may reflect distinctions based on the reasons for termination.


ARTICLE 9.        PERFORMANCE UNITS AND PERFORMANCE SHARES

         9.1 Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and/or Performance Shares may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

         The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

         9.2 Performance Unit/Performance Share Award Agreement. Each grant of Performance Units and/or Performance Shares shall be evidenced by a Performance Unit and/or

Performance Share Award Agreement that shall specify the number of Performance Units and/or Performance Shares granted, the initial value (if applicable), the Performance Period, the performance goals and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.

         9.3 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The value of a Performance Share shall be equal to the Fair Market Value of a Share. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Shares that will be paid out to the Participants.

         9.4 Earning of Performance Units/Performance Shares. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout with respect to the Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

         9.5 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

         9.6 Termination. Each Performance Unit/Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Share payment following termination of the Participant's employment with, service on the Board of, or other relationship with the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Performance Units/Performance Shares or among Participants and may reflect distinctions based on reasons for termination.

         9.7 Transferability. Except as otherwise determined by the Committee, a Participant's rights with respect to Performance Units/Performance Shares granted under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's legal representative and Performance Units/Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 10.       OTHER AWARDS

         The Committee shall have the right to grant other Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of Shares in lieu of cash or cash based on performance criteria established by the Committee, and the payment of Shares in lieu of cash under other Company incentive bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.


ARTICLE 11.       BENEFICIARY DESIGNATION

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.


ARTICLE 12.       DEFERRALS

         The Committee may permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.


ARTICLE 13.       RIGHTS OF PARTICIPANTS

         13.1 Termination. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or other relationship with the Company or any Subsidiary at any time, for any reason or no reason in the Company's or the Subsidiary's sole discretion, nor confer upon any Participant any right to continue in the employ of, or otherwise in any relationship with, the Company or any Subsidiary.

         13.2 Participation. No Eligible Person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

         13.3 Limitation of Implied Rights. Neither a Participant nor any other Person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person.

                  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.


ARTICLE 14.       CHANGE IN CONTROL

         The terms of this Article 14 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and take control over any other provisions of this Plan.

         Upon a Change in Control

         (a) Any and all Options and SARs granted hereunder shall become immediately vested and exercisable;

         (b) Any restriction periods and restrictions imposed on Restricted Stock and Restricted Stock Units shall be deemed to have expired; such Restricted Stock shall become immediately vested in full, and such Restricted Stock Units shall be paid out in cash on the effective date of the Change in Control; and

         (c) The target payout opportunity attainable under all outstanding Awards of Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. On the effective date of the Change in Control, all Performance Shares shall be paid out in Shares, and all Performance Units shall be paid out in cash.

ARTICLE 15.       AMENDMENT, MODIFICATION AND TERMINATION

         15.1 Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

         15.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.


ARTICLE 16.       WITHHOLDING

         16.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (including any Shares withheld as provided below) sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

         16.2 Share Withholding. With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering Shares held by the Participant at least six (6) months prior to their tender or by having the Company withhold Shares having a Fair Market Value on the effective date [of exercise] equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.


ARTICLE 17.       SUCCESSORS

         All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

ARTICLE 18.       LEGAL CONSTRUCTION

         18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

         18.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         18.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         18.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of New Jersey.

                                 LECHTERS, INC.

                               1 CAPE MAY STREET
                        HARRISON, NEW JERSEY 07029-9998

                ANNUAL MEETING OF STOCKHOLDERS -- JUNE 18, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Donald Jonas and Ira S. Rosenberg and either of them proxies of the undersigned with full power of substitution, to vote all the shares of Common Stock, without par value, and the Series A Preferred Stock, $100 par value, of Lechters, Inc. (the "Company") held of record by the undersigned on May 1, 1998, at the Annual Meeting of Shareholders to be held June 18, 1998, and at any adjournment thereof.

Please date, sign and return this Proxy Card in the enclosed envelope. No postage is required if mailed in the United States.

                                 LECHTERS, INC.
                PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                            USING DARK INK ONLY [X]
-------------------------------------------------------------------------------
The Directors recommend a vote "FOR" on all matters.

1.   Election of Directors --
     Nominees: Donald Jonas and Stephen Westerfield

     --------------------------------
     (Except nominee(s) written above)

            For            Withheld All              For All Except
            [ ]                 [ ]                      [ ]

2. Ratification of selection of Deloitte & Touche LLP as Independent Public Accountants of the Company for the fiscal year ending January 30, 1999.

            For               Against                  Abstain
            [ ]                 [ ]                      [ ]

3.   Approval of 1998 Long-Term Incentive Plan.

            For               Against                  Abstain
            [ ]                 [ ]                      [ ]

4. In their discretion, the proxies are authorized to vote upon such other matters as may come before the meeting or any other adjournment thereof.

            For               Against                  Abstain
            [ ]                 [ ]                      [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEMS (1), (2), (3) AND (4), AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said attorneys, agents, proxies, their substitutes or any of them may lawfully do by virtue hereof.

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Dated:                                                                  , 199
      ------------------------------------------------------------------     --

Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.